Exhibit 10.2

BUSINESS NOTE    Boxes checked are applicable
(Use only for business purpose loans)    Boxes not checked are inapplicable
Citizens Community Bancorp, Inc.
August 1, 2018             $ 10,000,000.00
(MAKER)                        (DATE)
1.Promise to Pay and Payment Schedule. The undersigned (“Maker,” whether one or more) promises to pay to the order of
Chippewa Valley Bank                  (“Lender”) at 607 Main Street Bruce            , Wisconsin, the sum of $10,000,000.00     plus interest as set forth below, according to the following schedule:
35 equal payments of principal of $277,777.78 are due on November 1, 2021 and on the same day(s) of each third month thereafter. Interest payments are due on November 1, 2018 and on the same day(s) of each third month thereafter. A final payment of the unpaid principal and interest is due on August 1, 2030.

2.    Interest. Interest shall accrue before maturity (whether by acceleration or lapse of time) at the stated interest rate(s) identified in section 2(a), (b) or (c) below (each a “stated interest rate”), as applicable, on the unpaid principal balance, calculated as provided in section 2(g) or (h), as applicable, below:
[Check (a), (b) or (c); only one shall apply.]

(a)	☐ Fixed Interest Rate. n/a %

(b)	☐ Stepped Fixed Interest Rate. n/a % until n/a and n/a % thereafter.

(c)
☒ Variable Interest Rate. The stated interest rate is variable and will adjust to equal the Index Rate (as defined below), ☐ plus ☒ minus     0.750     percentage points. However, the stated interest rate shall not exceed n/a % and shall not be less than n/a % and until the first change date described below the stated interest rate shall be 4.250%. The stated interest rate shall be adjusted on the change dates provided below. The “Index Rate” is:

The highest U.S. Prime Rate as published in the Wall Street Journal “Money Table” as and when the index rate changes and becomes effective.                                                            .
The Index Rate may or may not be the lowest rate charged by Lender. The stated interest rate shall be adjusted on the following change dates:

as and when the index rate changes and becomes effective.                                .
If the Index Rate ceases to be made available to Lender during the term of this Note, Lender may substitute a comparable Index.

(d)
Payment Modification. If section 2(b) or (c) above is checked, an adjustment in the stated interest rate will result in an increase or decrease in (1) ☒ the amount of each payment of interest, (2) ☐ the amount of the final payment, (3) ☐ the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) ☐ the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) ☐ the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) ☐ n/a                                                        .

In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. Maker agrees to pay any resulting payments or amounts.

(e)
Interest After Maturity and Application of All Payments. Interest shall accrue on unpaid principal and interest after maturity (whether by acceleration or lapse of time) until paid ☒ at the stated interest rate(s) under section 2(a), (b) or (c) above, as applicable, plus 0.000 percentage points ☐ at the stated interest rate of n/a    %, calculated as provided in section 2(g) or (h), as applicable, below. All payments applied to this Note shall be applied in such order as Lender determines to interest, principal and payments due under this Note or any agreement securing this Note.

(f)
☐ Compounding. Prior to maturity (whether by acceleration or lapse of time), unpaid and past due interest shall bear interest from its due date at the stated interest rate then in effect for this Note under Section 2(a), (b) or (c) above, as applicable, calculated as provided in section 2(g) or (h), as applicable, below.

(g)
☒ Interest Calculation (Actual Days). Interest will be calculated by applying a daily interest rate for the actual number of days interest is owing, up to 365 days in a full year or 366 days in a full leap year. The daily interest rate will be calculated as follows:

[Check (1) or (2); only one shall apply.]
(1)    ☒ 360 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 360 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 360. Maker understands and agrees that calculating the daily interest rate using a 360 day year means the actual annual interest rate in a 365 day year and in a 366 day leap year is higher than the stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above.
(2)    ☐ 365 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 365 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 365. Maker understands and agrees that calculating the daily interest rate using a 365 day year means the actual annual interest rate in a 366 day leap year is higher than the stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above.

(h)
☐ Interest Calculation (30/360). Interest will be calculated by applying the applicable stated interest rate based on a 360 day year, counting each day as one thirtieth of a month and disregarding differences in lengths of months and years.

3.    Other Charges. If any payment (other than the final payment) is not made on or before the 10th         day after its due date, Lender may collect a delinquency charge of ☒ 5.000     % of the unpaid amount ☐ n/a     . Maker agrees to pay a charge of $15.00     for each check or electronic debit presented for payment under this Note which is returned unsatisfied.
4.    Collateral Disclaimer. ☐ Lender disclaims as collateral security for this Note (i) any real estate mortgage or security agreement covering real property on which any building is located in a special flood hazard area, and (ii) any mobile home located in a special flood hazard area, when such collateral security arises under a mortgage or agreement between Lender ☐ and Maker ☐ and any indorser or guarantor of this Note or any other person providing collateral security for Maker’s obligations; provided, however, Lender does not disclaim any such collateral security arising under a real estate mortgage or security agreement taken contemporaneously with this Note or real estate mortgage(s) or security agreement(s) in favor of Lender, whenever taken, from n/a                                        ,
dated n/a         . A special flood hazard area is an area designated as such under the National Flood Insurance Program.
5.    Renewal. ☐ This Note renews and does not satisfy or discharge a note Maker executed to Lender dated n/a            .
6.    Prepayment. Full or partial prepayment of this Note ☒ is permitted at any time without penalty ☐ n/a

.
THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON PAGE 2.
Citizens Community Bancorp, Inc.

(SEAL)

A Maryland Corporation
(Type of Organization)

By /s/ Stephen Bianchi    (SEAL)
Stephen Bianchi, President & CEO

By /s/ James S. Broucek    (SEAL)
James S. Broucek, EVP, CFO, Treasurer & Secretary

(SEAL)

(SEAL)

2174 Eastridge Center Eau Claire, WI 54701
(ADDRESS)

ADDITIONAL PROVISIONS
7.    Default and Enforcement. Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount when due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker or any guarantor of this Note to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker’s financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker’s obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker’s spouse or a surety or guarantor of this Note dies or ceases to exist, (g) an event of default occurs under any agreement securing this Note, or (h) Lender at any time believes in good faith that the prospect of payment or performance under this Note, under any other instrument evidencing any indebtedness of Maker to Lender or under any agreement securing this Note is impaired, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker or any surety, indorser or guarantor for any of Maker’s obligations under this Note becomes the subject of bankruptcy or other insolvency proceedings. Lender’s receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender’s rights and remedies upon such default. Lender may waive any default without waiving any other subsequent or prior default by Maker. Lender may also fail or delay in exercising any right, power or remedy under this Note without waiving any such right, power or remedy. Lender’s single or partial exercise of any right, power or remedy under this Note shall not preclude any other or further exercise of any right, power or remedy. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender’s option, the county in which Lender has its principal office in Wisconsin, the county and state in which any Maker resides or the county and state in which this Note was executed and Maker submits to the jurisdiction of any such court.
8.    Security. Except for collateral disclaimed as security for this Note under section 4 on page 1 of this Note, this Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker’s obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, set-off against any deposit balance or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note
9.    Rights of Lender. All rights and remedies of Lender are cumulative and may be exercised from time to time together, separately, and in any order. Without affecting the liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the liability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.
10.    Obligations and Agreements of Maker. The obligations under this Note of all Makers are joint and several. All Makers, indorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys’ fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, for, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys’ fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker represents that the legal name of Maker and the address of Maker’s principal residence are as set forth on page 1. Maker shall not change its legal name or address without providing at least 30 days prior written notice of the change to Lender.
11.    Entire Agreement. THIS NOTE IS INTENDED BY LENDER AND MAKER AS A FINAL EXPRESSION OF THIS NOTE AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE ENFORCEABILITY OF THIS NOTE, AND THIS NOTE MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS NOTE. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO THIS NOTE. THIS NOTE MAY NOT BE SUPPLEMENTED OR MODIFIED EXCEPT IN WRITING SIGNED BY LENDER AND MAKER.
12.    Interpretation. This Note benefits Lender, its successors and assigns, and binds Maker and Maker’s heirs, personal representatives, successors and assigns. The validity, construction and enforcement of this Note are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. Invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provisions of this Note.
13.    Other Provisions. If none stated there are no other provisions.
Secured by but not limited to the following collateral:

All shares of stock issued by Citizens Community Federal National Association (“CCFNA”) and held by Debtor, including without limitation 1,000,000 shares represented by stock Certificate #1 issued by CCFNA which, as of the date hereof, represents 100% of all outstanding stock of CCFNA and any re-issuance or replacement thereof.

This Business Note is amended by the General Rider to Business Note, dated as of the date hereof, executed by Maker and Lender.

Business Note

GENERAL RIDER TO BUSINESS NOTE

This General Rider to Loan Documents ("Rider") is made and entered into as of August 1, 2018 (the "Effective Date") by and between Citizens Community Bancorp, Inc., a Maryland corporation ("Maker"), and Chippewa Valley Bank ("Lender").

WHEREAS, on the Effective Date, Maker is executing in favor of Lender a Business Note (the "Note") evidencing a loan in the original principal amount of $10,000,000 (the "Loan");

WHEREAS, the obligations, liabilities and indebtedness of Maker with respect to the Loan will be secured by a security interest in certain investment property of Maker pursuant to the terms of a Collateral Pledge Agreement; and

WHEREAS, Maker and Lender wish to amend the terms and provisions of the Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties do hereby agree as follows, notwithstanding any other provisions to the contrary set forth in the Note:

1.Definitions. All capitalized terms used herein shall have the same meaning as defined in the Note, unless otherwise defined in this Rider.
2.Amendments to Note. The Note is hereby amended as follows:
(a)    The first sentence of Section 7 of the Note is deleted in its entirety and replaced with the following language:
Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount within 10 days after such amount is due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker or any guarantor of this Note to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker's financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker's obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker's spouse or a surety or guarantor of this Note dies or ceases to exist, or (g) an event of default occurs under any agreement securing this Note, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. Notwithstanding the foregoing, if an event of default occurs under Section 7(d), Customer shall have 10 days

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after notice thereof to cure such event of default, provided that Lender, in its reasonable discretion, believes that such event of default is able to be cured.
(b)    The fourth sentence of Section 9 of the Note is amended in its entirety to read as follows:
After an event of default as described in Section 7 above, Lender may, without notice to Maker, apply payments made by or for Maker to any obligations of Maker to Lender under this Note.
(c)    The Note is amended by inserting the following sentence at the end of Section 10:
Notwithstanding the foregoing, Maker shall have no obligation to indemnify or hold harmless Lender, its directors, officers, employees or agents for events caused by any of their fraud or willful misconduct.
(d)    The first sentence of Section 11 of the Note is amended in its entirety to read as follows:

THIS NOTE IS INTENDED BY LENDER AND MAKER AS A FINAL EXPRESSION OF THIS NOTE AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE ENFORCEABILITY OR EFFECTIVENESS OF THIS NOTE EXCEPT AS SET FORTH HEREIN, AND THIS NOTE MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS NOTE.

(e)    The following provisions are added to the end of Section 13 of the Note:

Notice. Except as otherwise provided in this Note, all notices required or provided for under this Note shall be in writing and mailed, sent or delivered, if to Maker, at Maker's last known address or email address as shown on the records of Lender, and if to Lender, at its address shown on page 1, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid.

Waiver of Jury Trial. MAKER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY

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ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF ANY PARTY.
Post-Closing Deliverables. Within 10 days of the date hereof, or such longer amount of time agreed to by Lender in writing in its sole discretion, Maker shall deliver or cause to be delivered to Lender the original Stock Certificate #1 evidencing 1,000,000 shares of stock of Citizens Community Federal National Association owned by Maker together with a blank stock power. For avoidance of doubt, the failure to provide such certificate will constitute an event of default hereunder.
3.Inconsistency. To the extent there is any inconsistency between the Note and this Rider, this Rider shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Rider as of the Effective Date and agree to be bound by all provisions of this Rider.

MAKER: CITIZENS COMMUNITY BANCORP, INC. By: /s/ Stephen Bianchi Stephen Bianchi, President & Chief Executive Officer
LENDER: CHIPPEWA VALLEY BANK By: /s/ Rick Gerber Rick Gerber, Chief Executive Officer

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